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                                                                    Exhibit 10.5

                                 CHIEF EXECUTIVE
                              EMPLOYMENT AGREEMENT


            THIS CHIEF EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of January 28, 2002 by and between CTI GROUP (HOLDINGS), INC., a Delaware corporation (the "Corporation"), having its principal place of business at 333 N. Alabama Street, Suite 240, Indianapolis, Indiana 46204 and BRADLEY C. HOULBERG ("Employee"), whose address is 405 Oak Hollow Court, Alpharetta, Georgia 30004.


                                   Background


         The Corporation desires to employ the Employee and Employee desires to be employed by the Corporation on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Employment and Duties.


            (a) Upon the terms and conditions set forth herein, the Corporation hereby agrees to employ the Employee, and the Employee agrees to accept such employment and to perform his duties and responsibilities hereunder. Employee shall serve as the President and Chief Executive Officer of the Corporation and in such positions as reasonably may be assigned by the Board of Directors of the Corporation (the "Board") or the Executive Committee of the Board (the "Executive Committee"). In the performance of services hereunder, Employee shall devote his best efforts and essentially all of his time during normal business hours to the business of the Corporation, subject to vacations and sick leave. Employee shall, subject to the direction of the Board or the Executive Committee, have, such authority and perform such duties and functions incidental to the position that he holds with the Corporation or such other duties and functions as may from time to time be assigned to him by the Board. Employee's responsibilities will include, without limitation, the duties and responsibilities customarily associated with a Chief Executive Officer and Executive Committee. Employee shall cooperate fully with the Board, the Executive Committee and the other executive officers of the Corporation. Employee shall also be available to assist subsidiaries and affiliates of the Corporation. Employee shall not engage in any other business activity during the term of this Agreement which may interfere with his ability to discharge his duties and responsibilities to the Corporation.

            (b) Employee represents to the Corporation that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Corporation.

         2. Employment Term. Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence on January 28, 2002 and shall continue until the third anniversary of such date and thereafter shall continue for additional one year periods unless either parry gives the other party written notice of non-renewal at least three months prior to any anniversary date of this Agreement. As used herein, the term "Employment Term" shall refer to the foregoing period.


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         3. Compensation. For all services rendered by the Employee under this
Agreement, the Corporation shall pay Employee an annual salary (the "Salary") at the rate of $275,000 for the Employment Term, less withholding required by law or agreed to by Employee, payable in accordance with the Corporation's customary and usual payroll practice for its employees. The Corporation agrees that the Salary will be reviewed at least annually by the Board to determine if an increase is appropriate, which increase shall be in the sole discretion of the Board. The Salary shall not be decreased during the Employment Term.

         4. Bonus and Additional Benefits.


            (a) Incentive Program. For each calendar year during the Employment Term that Employee meets the targets pursuant to the Corporation's annual incentive plan (the "Incentive Plan") set forth in the Corporation's annual incentive program (a draft, subject to completion which is set forth as Exhibit A hereto), the Corporation shall pay to Employee, pursuant to the Incentive Plan, a bonus (the "Bonus") of between 22.5% (a "Threshhold") and 90% of his Salary within forty-five days after the end of such calendar year. The Bonus shall be in lieu of any cash bonuses provided by the Corporation to its employees or senior executives generally, and Employee shall not be entitled to any such cash bonuses. For purposes of this Agreement, a Bonus of 45% of Employee's Salary shall be referred to as a "Target Bonus."

            (b) Additional Benefits. Employee shall be entitled to four (4) weeks of paid vacation per year, with no right to carryover vacation to the next year, but unused vacation may be sold back to the Corporation.

              With the intention that Employee will move his family and household goods to Indianapolis, Indiana by April 30, 2002, Employee shall receive $89,000 for the cost of the transportation of his household goods to Indianapolis, Indiana, the selling commission for the sale of his primary residence in Georgia, purchasing fees, commissions and mortgage points. In addition, Employee shall receive $15,000 for reasonable miscellaneous expenses incurred by Employee through the date he relocates his primary residence to Indianapolis, Indiana. For the $104,000 paid to Employee pursuant to the two foregoing sentences, all amounts not supported by written receipts shall be promptly refunded to the Corporation upon Employee's relocation to Indiana. Upon presentation of written proof of the Federal income tax liability ("FIT" Liability") payable by Employee as a result of the receipt of the amounts paid to Employee under the three foregoing sentences, Employee shall be paid on February 14, 2003 an amount equal to such FIT Liability plus the amount equal to the gross up of the Federal income tax liability on the FIT Liability.

              Employee shall be paid a non-accountable automobile allowance of $500 per month for each full month during the Employment Term, payable in accordance with the Corporation's customary and usual payroll practices for its employees.


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              Employee shall be reimbursed an amount not to exceed $5,000 for attorney's fees and costs incurred by Employee for legal representation in connection with the review and execution of this Agreement.

         5. Fringe Benefits. Except as set forth in Section 4, Employee shall be entitled to all normal and usual benefits provided by the Corporation to its senior executives generally, including, but not limited to reimbursement for reasonable expenses incurred in connection with performing services for the Corporation upon presentation of an itemized account and written proof of such expenses in accordance with policies established by the Corporation and participation in any health or hospitalization plans. This provision shall not obligate the Corporation to provide any specific benefits and shall not prohibit the Corporation from changing such benefits. Except as set forth in Section 4(b), Employee alone shall be responsible for the payment of all federal, state and local taxes in respect of payments to be made and benefits to be provided under this Agreement.

         6. Long-Term Incentive Compensation. The Corporation shall grant to the Employee no later than the earlier of (a) 30 days after the commencement of employment or (b) on the adoption by the Board of the Incentive Plan (as defined in Section 4(a)), a stock option (the "Original Option" or an "Option") to purchase shares of Class A common stock of the Corporation equal to 2% of the outstanding common stock of the Corporation (on a fully-diluted basis) ("Original Option Shares") on the date of grant (the "Original Grant Date") pursuant to the Corporation's Stock Option and Restricted Stock Plan, as amended through February 12, 2001, and as it may be amended from time to time (the "Plan"). To the extent allowed under Federal tax law, the Original Option shall be an incentive stock option. At the end of each year ending December 31 commencing after December 31, 2002 and ending on December 31, 2004, that Employee continues to be employed as the Chief Executive Officer and President of the Corporation, Corporation shall grant to Employee an additional stock option (each an "Additional Option" or an "Option" and collectively, with the Original Option, the "Options") to purchase shares of Class A common stock of the Corporation equal to 1% of the outstanding common stock of the Corporation (on a fully diluted basis) ("Additional Option Shares" and collectively with the Original Option Shares, "Option Shares") on the Original Grant Date pursuant to the Plan. Each Option will expire on the tenth anniversary of its date of grant. Each Option will vest annually over 4 years (1/4 a per year on yearly anniversaries) from its date of grant. The exercise price per share for each Option shall be the fair market value of the common stock of the Corporation on the date of grant. Each Option shall otherwise be subject to all of the terms and conditions set forth in the Plan, a copy of the current version of which the Employee acknowledges having received.

         7. Confidential Information. For purposes of this Section 7, Confidential Information shall mean all confidential and proprietary technical, business and financial information of the Corporation and its affiliates, including, but not limited to, marketing and financial information, personnel, sales and statistical data, plans for future development, computer programs, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, construction, advertising, sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Corporation and its affiliates, customers, clients, suppliers and others who have business dealings with the Corporation and its affiliates, information with respect to various techniques, procedures, processes and methods and any other information acquired, learned, used or developed by Employee or others during his employment by the Corporation. Employee recognizes and acknowledges that by reason of his employment by and service to the Corporation (both during the Employment Term and before or after it), he has had and will continue to have access to Confidential Information. Employee acknowledges that such Confidential Information is a valuable and unique asset and Employee agrees that he will not, either during or after his employment by the Corporation, use any Confidential Information for his own commercial benefit or the benefit of others nor disclose any Confidential Information to any person, firm or corporation not connected with the Corporation for any reason whatsoever except as his duties hereunder may require or as authorized in writing by the Board or the Executive
Committee. However, Employee shall be relieved of his responsibilities under this Section 7 with respect to any Confidential Information which is in the public domain through no fault of Employee. All documents, magnetic media and other materials containing Confidential Information made or compiled by or made available to Employee during the course of his employment, and all copies thereof, are and shall be the property of the Corporation and shall be delivered to the Corporation by Employee immediately upon the conclusion of his employment.


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         8. Inventions and Ideas; Ownership of Work Product.

              (a) All work produced by Employee in the course of his employment under this Agreement including, without limitation, all inventions, creations, expressions, improvements, computer programs, specifications, operating instructions and all other documentation, whether copyrightable or uncopyrightable, or patentable or unpatentable, which are first conceived, made or otherwise originated or acquired, or first actually or constructively reduced to practice during his employment by the Corporation or within six (b) months following expiration or termination hereof, whether preliminary or final, and on whatever media rendered (collectively, the "Work Product"), shall be deemed work made for hire and made in the course of services rendered for the Corporation and shall be the sole and exclusive property of the Corporation. The Corporation shall have the sole, absolute and unlimited right throughout the world to protect by patent or copyright, and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Work Product, in whole or in part, or combine the Work Product with other matter, or not use the Work Product at all, as it sees fit.

              (b) To the extent that title to the Work Product may not, by operation of law, vest in the Corporation, or such Work Product may not be considered to be work made for hire, the Employee hereby irrevocably agrees to transfer and assign to the Corporation in perpetuity all worldwide right, title and interest in and to the patent rights, copyrights, trade secrets and other proprietary rights (including, without limitation, applications for registration thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the Work Product that the Employee may have, as and when such rights arise.

              (c) Employee hereby agrees, without cost to the Corporation other than reimbursement of reasonable expenses, to cooperate fully with the Corporation in executing all applications for patents, copyrights, assignments and other documents, papers and writing and to perform all acts and do all things necessary to protect or vest the Corporation's rights in or to the Work Product, whether during the term of his employment or at anytime thereafter. If the Corporation is unable, after reasonable effort, to secure Employee's signature on any documents or documents needed to apply for or prosecute any patent, copyright, or right or protection relating to any Work Product, whether because of Employee's physical or mental incapacity or for, any other reason whatsoever, Employee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Employee.


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         9. Non-Competition.

              (a) During his employment by the Corporation and for a period of one (1) year after the employment of Employee by the Corporation or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, directly or indirectly: (i) anywhere in the world own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, render financial assistance to, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any competing business; (ii) contact or attempt to persuade any agents or employees of the Corporation or any of its affiliates to terminate their relationship with the Corporation or any of its affiliates, nor do any act which may result in the impairment of the relationship between the Corporation or any of its affiliates and its agents or employees; or (iii) in anyway, for his own account, or for the account of any person, firm, corporation or enterprise engaged in a competing business, directly or indirectly through others, sell to, solicit, contact, serve, or cater to any person, firm, corporation or other enterprise which is or was a customer of the Corporation during his employment by the Corporation, regardless of the time when, or the person by or through whom, said customer became a customer of the Corporation; provided, however, that nothing in this Section 9 shall prohibit Employee from owning interests of less than one percent (1%) in companies with securities traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System.

              (b) The parties acknowledge and agree that, for purposes of this
Section 9, a "competing business", on the date hereof is the development, marketing, support and sale of data processing software (which data processing software directly competes with Corporation's data processing software) and telecommunication systems management, traditional paper billing, electronic billing, rating, printing and mailing services.

              (c) Employee acknowledges and agrees that the geographical area in which the Corporation conducts its business is worldwide.

         10.  Equitable Relief.


              (a) Employee acknowledges that the restrictions contained in Sections 7, 8 and 9 hereof are reasonable and necessary to protect the legitimate interests of the Corporation and its affiliates, that the Corporation would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Corporation. Employee represents that his experience and capabilities are such that the restrictions contained in Section 9 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement. Employee further represents and acknowledges that (i) he has been advised by his own independent legal counsel in respect of this Agreement, and
(ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.


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              (b) Employee agrees that the Corporation shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 7, 8 and 9 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Corporation may be entitled. In the event that any of the provisions of Sections 7, 8 and 9 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction; then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

         11. Termination.


            (a) The Employee's employment pursuant to this Agreement shall be terminated during the Employment Term only as follows:

                (i) at anytime by Employee, by Employee giving written notice of his voluntary resignation to the Board at least 30 days before the resignation is to be effective;

                (ii) at Will (as defined below) by the Corporation, by Corporation giving written notice to the Employee at least 30 days before the termination is to be effective;

                (iii) upon a determination by the Board that there is Cause (as defined below) for such termination, by the Corporation giving written notice to the Employee at least 30 days before the termination is to be effective;

                (iv) immediately upon the Employee's death or Disability (as defined below) or upon mutual agreement of Employee and Corporation;

                (v) by Employee giving written notice to the Board at least 60 days before the termination is to be effective if such notice is given within 60 days after a Change of Control (as defined below);

                (vi) by Corporation giving written notice to Employee at least 30 days before the termination is to be effective if the Corporation becomes aware that, prior to the effective date of this Agreement, Employee has been involved in or subject to any of the events or proceedings set forth in 17 CFR 229.401(f), 17 CFR 230.262(a), or 17 CFR 230.262(b) or any similar
"disqualification" or "bad boy" provision under any Federal or state securities law or regulation;

                (vii) by Corporation giving written notice to Employee at least 30 days before the termination is to be effective if the Board or Executive Committee determines that Employee's performance as President and Chief Executive Officer (in areas under Employee's control as President and Chief Executive Officer) is unsatisfactory and Employee has not cured such unsatisfactory performance within 60 days after notice from Corporation to Employee; or

                (viii) by Employee giving written notice to Corporation at least 30 days before termination is to be effective for Good Reason (as defined below).

            (b) "at Will" shall mean for any reason upon the majority vote of the Board or Executive Committee at a duly constituted meeting of the Board or Executive Committee.


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            (c) "Cause" for termination shall mean: a material failure of
Employee to observe any of the terms or provisions of this Agreement or a breach of his representations in this Agreement; dishonesty; fraudulent misrepresentation; an act of moral turpitude on the part of Employee; continued neglect, willful misconduct or gross negligence by Employee in connection with the performance of his duties hereunder; Employee's willful failure to follow the reasonable directions of the Board or Executive Committee, which failure, if curable, is not cured within 30 days after notice from Corporation to Employee, or which failure, if cured, recurs; conduct by Employee that may adversely affect the Corporation, its business, goodwill or good name; conviction of a crime (other than a minor traffic offense); misappropriation of funds; or deliberate and premeditated acts against the interest of the Corporation.

            (d) "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor Item, whether or not Corporation is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation representing 50% or more of the combined voting power of Corporation's then outstanding securities; (2) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director, whose election by the Board of Directors or nomination for election by Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the business of Corporation for which Employee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of Corporation, a sale of assets (including stock of a subsidiary) of Corporation or, otherwise.

            (e) "Disability" shall mean either the total and permanent disability or partial and permanent disability of Employee due to illness or incapacity which prevents him from performing all or substantially all of his duties and responsibilities hereunder for six months in any twelve month period as determined by the Board of Directors or Executive Committee of the Corporation.


            (f) "Good Reason" shall mean: (1) a decrease in Employee's Salary or a material decrease in Employee's employee benefits (which shall not include any change in benefits made generally to all senior executives); or (2) a material change in the responsibilities or duties assigned to Employee, as measured against Employee's responsibilities or duties immediately prior to such change, that causes Employee to be of reduced stature or responsibility.

            (g) In the event of the termination of this Agreement for any reason, Sections 7, 8 and 9 shall survive.

         12. Rights After Termination; Severance.


            (a) If Employee's employment terminates pursuant to Section 11(a) or pursuant to notice by either party pursuant to Section 2, the Corporation shall pay Employee as severance pay all accrued and unpaid Salary and benefits through the date of termination of employment ("Termination Date") and unpaid business expenses previously paid and reimbursable pursuant to Section 5 through the Termination Date. Unless set forth in the remainder of this Section 12, Employee shall not be entitled to any additional severance pay.



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            (b) If Employee's employment terminates pursuant to Section 11(a)
(iv) or (v) during any calendar year during the Employment Term, Corporation shall pay Employee as additional severance pay (w) an amount equal to his annual Salary which shall be payable in accordance with Corporation's customary and usual payroll practices over twelve months plus (x) a Target Bonus payable pursuant to the Incentive Plan for such year, which Bonus shall be payable on February 15 of the calendar year following the Termination Date, and Corporation shall pay for the cost to continue Employee's participation in the Corporation's health and hospitalization plans, or its equivalent, for twelve months after the Termination Date. If Employee's employment terminates pursuant to Section 11(a)(ii) or (viii) during any calendar year during the Employment Term, Corporation shall pay Employee as additional severance pay (y) an amount equal to his annual Salary which shall be payable in accordance with Corporation's customary and usual payroll practices over twelve months plus (z) a Threshhold Bonus payable pursuant to the Incentive Plan for such year, which Threshhold Bonus shall be payable on February 15 of the calendar year following the Termination Date, and Corporation shall pay for the cost to continue Employee's participation in the Corporation's health and hospitalization plans, or its equivalent, for twelve months after the Termination Date. If Employee's employment terminates pursuant to Section 11(a)(vi) or (vii) during any calendar year during the Employment Term, Corporation shall pay Employee as additional severance pay an amount equal to his annual Salary which shall be payable in accordance with Corporation's customary and usual payroll practices over twelve months.

            (c) If Employee's employment terminates pursuant to Section 11(a)(ii), (iv), (v) or (viii) or pursuant to notice by either party pursuant to
Section 2 and as long as Employee is in compliance with the terms of this Agreement, Employee shall have 90 days following the Termination Date to exercise all vested Options. If Employee's employment terminates pursuant to
Section 11(a)(i), (iii), (vi) or (vii) all vested Options shall terminate on the Termination Date. If Employee's employment terminates for any reason other than pursuant to Section 11(a)(v), all unvested Options shall terminate on the Termination Date. If Employee's employment terminates pursuant to Section 11(a)(v) all unvested Options shall immediately vest and be deemed vested Options on the Termination Date.

            (d) As a condition to receiving any severance pay under this Agreement, Employee shall execute a release in a form satisfactory to the Corporation. Upon any termination of employment, Corporation's obligations to grant any Options not granted prior to termination shall cease on the Termination Date.

         13. Notices. All notices or other communications which may be or are required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given, if delivered personally, upon delivery, if sent by registered or certified mail postage prepaid, two business days after mailing, or if sent by overnight mail, one business day after mailing, to the other party at the address stated above, or such other address as either party may supply in the future.

         14.Survival. Notwithstanding the expiration or termination of this Agreement or his employment by the Corporation, the obligations of the Employee under Sections 7, 8 and 9 hereof shall survive and remain in full force and effect for the periods therein provided, and the obligations of the Corporation to make all required payments hereunder shall survive and remain in full force and effect.


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         15.Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Indiana without giving effect to any conflict of laws provisions.

         16. Contents of Agreement; Amendment and Assignment.


            (a) This Agreement supersedes all prior agreements, letters or term sheets and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer(s). Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Corporation beyond the expiration of the Employment Term, and Employee specifically acknowledges that he shall be subject to discharge by the Corporation pursuant to the terms and conditions of this Agreement.

            (b) Employee acknowledges that from time to time, the Corporation may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Corporation may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Corporation (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

            (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

         17. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         18. Remedies, Cumulative; No Waiver. No remedy conferred upon either party hereto by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Corporation in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Corporation from time to time and as often as maybe deemed expedient or necessary by the Corporation in its sole discretion.

         19. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


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         20. Dispute Resolution; Arbitration.

            (a) Before either party initiates arbitration or permitted court proceedings in respect of any action or matter relating to this Agreement, such party shall first refer such matter to the other party for negotiation by Employee and by an authorized officer or director of Corporation. Following such referral, the parties shall take reasonable steps to resolve such disagreement within one week of the date of the referral thereof and shall negotiate in good faith with each other to such end. If the disagreement is not resolved in the course of such negotiations between the parties within such one week period, the parties shall consult with a neutral third parry mediator and shall use their reasonable efforts to resolve such disagreement with the assistance of such mediator within two weeks of the date on which the mediator was first consulted. If the parties fail to resolve their disagreement within such two-week period, then either party may initiate arbitration or permitted court proceedings hereunder.

            (b) In the event a dispute between the parties arising under this Agreement is not resolved using the procedures of Section 20(a), the parties shall submit to binding arbitration before a single arbitrator knowledgeable of the software industry in Indianapolis, Indiana, under the Commercial Arbitration Rules of the American Arbitration Association, except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The hearing proceedings in the arbitration shall be generally governed by the Federal Rules of Civil Procedure, the Federal Rules of Evidence and the judicial precedent interpreting those rules as the same may or may not be determined to be applicable and appropriate by the arbitrator. The decision of the arbitrator shall be final and binding with respect to the dispute subject to the arbitration and shall be enforceable in any court of competent jurisdiction. Each party shall bear its own expenses, attorneys' fees and costs incurred in such arbitration. The arbitrator shall not be required to provide the reason's for the arbitrator's decision.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement.

                                          CIT GROUP (HOLDINGS), INC.

                                          By: /s/ Harold Garrison
                                            ------------------------------------
                                            Harold Garrison
                                            Chairman of the Board of Directors

                                             /s/ Bradley C. Houlberg
                                            ------------------------------------
                                            Bradley C. Houlberg, Employee


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